Exhibit 99.1

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF FAST ACQUISITION CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Sandy Beall and Garrett Schreiber (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares of Common Stock of Fast Acquisition Corp. (the “Company” or “FAST”), a Delaware corporation, that the undersigned is entitled to vote (the “Shares”) at the special meeting meeting of stockholders of the Company to be held on [•] at [•] Eastern Time, virtually at https://www.cstproxy.com/fastacq/2021 (the “special meeting”), and at any adjournments and/or postponements thereof. The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 8 AND "FOR” EACH DIRECTOR NOMINEE. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY. P R O X Y (Continued and to be marked, dated and signed on reverse side) Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [•]. This notice of Special Meeting and the accompanying Proxy Statement are available at: https://www.cstproxy.com/fastacq/2021

Please mark vote as indicated in this example FAST ACQUISITION CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 8 AND “FOR” EACH DIRECTOR NOMINEE. Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve the agreement and plan of merger, dated as of February 1, 2021 (as may be amended and/or restated from time to time, the “Merger Agreement”) by and among FAST, Fertitta Entertainment, Inc., a Texas corporation (“FEI”), FAST Merger Corp., a Texas corporation and direct subsidiary of the Company (“FAST Merger Corp.”) and FAST Merger Sub Inc., a Texas corporation and direct subsidiary of FAST Merger Corp. (“Merger Sub”), pursuant to which (i) the Company will change its jurisdiction of incorporation to Texas (the “reincorporation”) by merging with and into FAST Merger Corp., with FAST Merger Corp. surviving the merger (the “TX Merger”), pursuant to the agreement and plan of merger, dated as of February 1, 2021, by and between FAST and FAST Merger Corp. (the “TX Merger Agreement”), (ii) Merger Sub will merge with and into FEI with FEI surviving the merger and (iii) FEI shall merge with and into LLC Sub with LLC Sub surviving such merger as a direct, wholly owned subsidiary of FAST Merger Corp. (the transactions contemplated by the Merger Agreement, the “Business Combination”; Proposal No. 2 — The Reincorporation Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the change of FAST’s jurisdiction of incorporation from the State of Delaware to the State of Texas through the reincorporation. In connection with the reincorporation, FAST will replace its current amended and restated certificate of incorporation (the “Current Charter”) with the proposed amended and restated certificate of formation (the “Proposed Charter”) of FAST Merger Corp., to be renamed “Fertitta Entertainment, Inc.” following the reincorporation (“New FEI”); Proposal No. 3 —The Charter Proposals — to consider and vote upon separate proposals to approve, assuming each of the Business Combination Proposal and the Reincorporation Proposal is approved and adopted, the following (which we refer to, collectively, as the “Charter Proposals”): (1) Charter Approval Proposal – A proposal to approve the Proposed Charter of New FEI in connection with the reincorporation (we refer to such proposal as the “Charter Approval Proposal”); (2) Charter Proposal A – A proposal to approve the increase in the number of authorized shares of New FEI Class A common stock from 380,000,000 shares to 1,500,000,000 shares (we refer to such proposal as “Charter Proposal A”); (3) Charter Proposal B – A proposal to approve the increase in the number of authorized shares of New FEI Class B common stock from 20,000,000 shares to 600,000,000 shares (we refer to such proposal as “Charter Proposal B”); Proposal No. 4 — The Advisory Charter Proposals — to approve and adopt, on a non-binding advisory basis, certain differences between the Current Charter and the Proposed Charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as separate sub-proposals: Advisory Charter Proposal A — Under the Proposed Charter, New FEI will be authorized to issue 2,200,000,000 shares of capital stock, consisting of (i) 1,500,000,000 shares of New FEI Class A common stock, par value $0.0001 per share, (ii) 600,000,000 shares of New FEI Class B common stock, par value $0.0001 per share, and (iii) 100,000,000 shares of preferred stock, par value $0.0001 per share, as opposed to the Current Charter authorizing FAST to issue 401,000,000 shares of capital stock, consisting of (a) 400,000,000 shares of common stock, including 380,000,000 shares of Class A common stock, par value $0.0001 per share, and 20,000,000 shares of Class B common stock, par value $0.0001 per share, and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share; Advisory Charter Proposal B — Holders of shares of New FEI Class A common stock will be entitled to cast one vote per share of New FEI Class A common stock and holders of shares of New FEI Class B common stock will be entitled to cast ten (10) votes per share of New FEI Class B common stock on each matter properly submitted to New FEI’s stockholders entitled to vote, as opposed to each share of FAST Class A common stock and FAST Class B common stock being entitled to one vote per share on each matter properly submitted to FAST’s stockholders entitled to vote; Advisory Charter Proposal C — Each member of the board of directors of New FEI will be elected at each annual meeting of stockholders (or special meeting in lieu thereof), as opposed to FAST having three classes of directors, with only one class of directors being elected in each year and each class serving a three-year term; Advisory Charter Proposal D — The board of directors of New FEI will be comprised of not less than three (3) and not more than eight (8) directors, as opposed to FAST having no fixed number of directors. Advisory Charter Proposal E — Unless the Company consents in writing to the selection of an alternative forum, the Southern District of Texas in the State of Texas shall be the sole and exclusive forum for all actions arising outside of the Securities Act, as opposed to FAST having the Court of Chancery of the State of Delaware as the sole and exclusive forum. Advisory Charter Proposal F — Under the Proposed Charter, the Company may declare and make a special distribution to the shares of New FEI Class B common stock held by Mr. Fertitta of 100% of the equity interests of Splitco. Advisory Charter Proposal G — Amendments to certain provisions of the Proposed Charter relating to the rights of Class A and Class B common stock will require the affirmative vote of (a) a majority of the total voting power of the outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class, while the Company is under the control of Mr. Fertitta and (b) at least two-thirds of the total voting power of the outstanding shares of capital stock of New FEI entitled to vote thereon, voting together as a single class, from and after the time that New FEI ceases to be under the control of Mr. Fertitta, as opposed to the Current Charter only requiring such an amendment to be approved by stockholders in accordance with Delaware law; Proposal No. 5 — The Stock Issuance Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal, the Reincorporation Proposal and the Charter Proposals are approved and adopted, for the purposes of complying with the applicable listing rules of the New York Stock Exchange, the issuance of (x) shares of New FEI Class B common stock to Mr. Fertitta pursuant to the terms of the Merger Agreement and (y) FAST ClassA common stock to certain institutional investors, including Jefferies and Tilman Fertitta (th0“PIPE Investors”), in connection with the Private Placement, plus any additional shares pursuant to subscription agreements we may enter into prior to Closing; Proposal No. 6 — The Director Election Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal, the Reincorporation Proposal and the Charter Proposals are approved and adopted, the election of six directors to serve on New FEI’s board of directors for a term FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR ALL WITHHOLD FOR ALL ALL EXCEPT FOR AGAINST ABSTAIN of one year expiring at the annual meeting of stockholders to be held in 2022 To withold authority to vote for any or until such directors’ successors have been duly elected and qualified, or until individual nominee(s), mark “For All FOR AGAINST ABSTAIN Except” and write the name of the nominees on the line below. such directors’ earlier death, resignation, retirement or removal; Nominees: Tilman J. Fertitta Richard H. Liem Steven L. Scheinthal Michael S. Chadwick G. Michael Stevens Scott Kelly FOR AGAINST ABSTAIN Proposal No. 7 — The Incentive Award Plan Proposal —to consider and vote upon a proposal to approve, assuming the Business Combination Proposal, the Reincorporation Proposal, the Charter Proposals, the Stock Issuance Proposal and the Director Election Proposal are approved and adopted, the Fertitta Entertainment, Inc. 2021 Incentive Award Plan); Proposal No. 8 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, any of the condition precedent proposals would not be duly approved and adopted by our stockholders or we determine that one or more of the closing conditions under the Merger Agreement is not satisfied or waived. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Dated: , 2021 FOR AGAINST ABSTAIN Signature (Signature if held Jointly) When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person. The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposals 1 through 8 and FOR each director nominee. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion. FOR AGAINST ABSTAIN X